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                                                                   EXHIBIT 10.17


                               VITAL LIVING, INC.
                         5080 N. 40TH STREET, SUITE 105
                             PHOENIX, ARIZONA 85018
                                  July 29, 2002

PECK & GROSSMAN, LLC
15-30 Everett Terrace
Fair Lawn, New Jersey  07410
Attn: Jeffrey Rasko, Manager

                  Re: Financial Advisor Services
Gentlemen:

      This agreement will confirm the terms and other arrangements pursuant to which Vital Living, Inc. (the "Company") has engaged Peck & Grossman, LLC ("Advisor" or "Peck") to serve as a financial advisor to the Company. For good and valuable consideration, the sufficiency of which is hereby acknowledged, the undersigned hereby agree to the following:

                  Duties of Advisor.


            (a) Peck agrees to provide general financial advisory services to the Company relating principally to: (a) developing with the Company a program to enhance the profile of the Company with institutional and retail investors;
(b) updating and reviewing with the Company on a follow-up basis the institutional investors who have expressed interest in the Company, (d) assisting the Company with its investor relations profile, including the reviewing and assisting in the preparation of press releases and their dissemination to the public, and (e) identifying business opportunities for the Company.

            (b) Advisor shall perform all services subject to the reasonable direction and approval of the Company's senior financial and business executives (presently Brad Edson and Stuart Benson) (the "Company Liaisons"). Advisory shall make reasonably the services of Jeffrey Rasko and Bruce Klein, as agent, as the principal liaison of the Advisor.

            (c) Advisor shall not act as an agent for Company and shall not hold itself out to third parties as if it had apparent or actual authority to, among other things, contractually bind the Company, incur liabilities on Company's behalf, or enter into any other type of written or oral commitment by or on behalf of the Company.

            (d) The Advisor shall provide written reports as to the services rendered hereunder no less frequently than quarterly, and shall respond verbally at the request of the Company to any inquiries made by the Company in that regard.

               2. Term. The term of Advisor's engagement (the "Engagement") hereunder shall extend for twelve (12) months commencing on the date hereof.


               3. Compensation and Expense Reimbursement.


            (a) As compensation for the services to be rendered by Advisor hereunder, the Company shall pay Advisor follows:

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                  (i) a non-refundable fee of $75,000 upon execution of this
Agreement and thereafter monthly payments of $10,000 of commencing on September 1, 2002 and continuing thereafter until January 1, 2003 (for a total fee of $125,000); and

                  (ii) subject to the approval of the Company's Board of Directors, two hundred thirty five thousand (235,000) restricted shares of the Company's common stock (the "Shares"), which shares are owned by Martin Gerst, a director of the Company, as his sole and separate property, who will transfer the Shares to you. The Company will cause Gerst to effectuate the transfer of 100,000 Shares to you upon execution of this Agreement, and the balance of the Shares will be transferred 60 days after execution of this agreement, subject to the Company's satisfaction as to the performance of the Advisor of Advisor duties hereunder. The Shares, when transferred, shall be fully vested, but may not sold, pledged hypothecated or otherwise transferred, in whole or in part, to any third party for a period of twelve months from their date of issuance.

            (b) All expenses of the Advisor in the performance of Advisor's duties, responsibilities and obligations hereunder shall by the sole responsibility of the Advisor.

            (c) If the Company requests Advisor to provide advisory, investment banking and/or other services to the Company in connection with a specific financing, business combination, or other transaction or series of transactions (including, without limitation, introductions to customers for the Company's technologies and/or products) (each a "Transaction"), the Company and the Advisor shall enter into a separate written agreement providing for the terms and conditions (including compensation) pursuant to which such services are to be provided. Notwithstanding the foregoing, Advisor acknowledges that it is a non-exclusive financial advisor to the Company and that the Company is under no obligation to retain or to offer to retain the Advisor in connection with any Transaction.

      4. Warranties and Indemnification

            (a) Advisor warrants and represents that:

                  (i) Advisor is authorized, empowered and able to enter into and fully perform the obligations hereunder;

                  (ii) Neither Agreement nor the fulfillment thereof shall infringe upon the personal or property rights of any person, firm or corporation;

                  (iii) The services to be rendered hereunder shall not be in violation of any law, regulation or third party agreement, including but not limited to any Federal or state security law.

            (b) The Company agrees to the indemnification and other agreements set forth in Exhibit A attached hereto, the provisions of which are incorporated by reference and shall survive the termination or expiration of this Agreement.

      5. Access to Information. In connection with Advisor's engagement and performance of services hereunder, the Company will furnish Advisor with all information concerning the Company which Advisor reasonably deems appropriate and will provide Advisor with access to the Company's officers, directors, accountants, counsel and other advisors. The Company represents and warrants to Advisor that all such information concerning the Company will be


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true and accurate in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are made. The Company acknowledges and agrees that Advisor will be using and relying upon such information supplied by the Company and its officers, agents and others and any other publicly available information concerning the Company without any independent investigation or verification thereof or independent appraisal by Advisor of the Company or its business assets.

      6. Available Time. Advisor shall make available such time as it, in its reasonable discretion, shall deem appropriate for the performance of its obligations under this Agreement.


      7. Relationship. Nothing herein shall constitute Advisor as an employee or agent of the Company, except to such extent as might hereinafter be agreed upon in writing for a particular purpose. Except as might hereinafter be expressly agreed, Advisor shall not have the authority to obligate or commit the Company in any manner whatsoever.

      8. Assignment. This Agreement shall not be assignable by any party except to successors to all or substantially all of the business of either party for any reason whatsoever without the prior written consent of the other party, which consent may not be unreasonably withheld by the party whose consent is required.

      9. Amendment. This Agreement may not be amended or modified except in writing signed by each of the parties.

      10. Governing Law. This Agreement and the rights and obligations of the parties thereto shall be governed by and construed and enforced in accordance with, the laws of the state of New Jersey without reference to its conflict or choice of law principles. Each of the parties hereto agrees that any legal action or proceeding with respect to this Agreement or any other agreement, document or other instrument executed in connection herewith or therewith, or any action or proceeding to execute or otherwise enforce any judgment obtained against the Borrower or any of its properties, may be brought in the courts of the state of New Jersey in Bergen County, California, or in the federal courts of the United States for District 17 of New Jersey, as the Company may elect, provided always that suit also may be brought in the courts of any country or place where Advisor or any of its assets may be found, and, by execution and delivery of this Agreement, the Borrower irrevocably submits to each such jurisdiction. Advisor irrevocably waives any objection which it may now or hereafter have to the venue of any suit, action or proceeding, arising out of or relating to this Agreement or any other agreement, document or other instrument executed in connection herewith brought in the courts of the state of New Jersey in Bergen County , or in the federal courts of the United States for District 17 of New Jersey, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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      Please confirm that the foregoing correctly sets forth our agreement by signing this enclosed duplicate of this letter in the space provided and returning it, whereupon this letter shall constitute a binding agreement as of the date first above written.

                                                   Very truly yours,

                                                   VITAL LIVING, INC

                                                   By:
                                                        ........................
                                                        Name: Brad Edson
                                                        Title:  Chairman and CEO

AGREED AND ACCEPTED AS OF THE
DATE FIRST ABOVE WRITTEN:

Peck and Grossmann LLC

By:
      ........................
     Name:    Jeffrey Rasko
     Title:   Manager



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                                    EXHIBIT A

VITAL LIVING, INC.
5080 N. 40TH STREET, SUITE 105
PHOENIX, ARIZONA 85018

                                  July 29, 2002

Gentlemen:

      This letter agreement is entered into pursuant to a financial advisory agreement (the "Agreement"), dated July 29, 2002, between Vital Living, Inc. (the "Company") and Peck and Grossmann, LLC ("Peck").Unless otherwise noted, all capitalized terms used herein shall have the meanings set forth in the Agreement.

      Since Peck will be acting on behalf of the Company in connection with the engagement contemplated by the Agreement, and as part of the consideration for the agreement of Peck to furnish its services pursuant to such Agreement, Peck hereby agrees to indemnify and hold harmless the Company and its affiliates and the respective directors, officers, partners, controlling persons (within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934), agents, counsel and employees the Company or any of its affiliates (the Company and each such other person or entity being referred to individually as an "Indemnified Person" and, collectively, as "Indemnified Persons") from and against any and all claims, liabilities, losses, damages, penalties, judgments, awards and expenses incurred by any Indemnified Person (including fees and disbursements of counsel) which (A) are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or alleged to have been made or any statements omitted or alleged to have been omitted) by Peck, its affiliates, directors, employees or agents or (ii) actions taken or omitted to be taken by an Indemnified Person with Peck's consent or in conformity with its instructions or its actions or omissions or (B) are otherwise related to or arise out of Peck's activities on the Company's behalf in connection with the engagement under the Agreement and will reimburse the Company and any other Indemnified Person for all costs and expenses, including counsel fees and disbursements, as they are incurred, in connection with investigating, preparing and defending any action, formal or informal claim, investigation, inquiry or other proceeding, whether or not in connection with pending or threatened litigation, caused by or arising out of or in connection with Peck acting pursuant to the engagement, whether or not Peck or any Indemnified Person is named as a party thereto and whether or not any liability results therefrom. Peck will not, however, be responsible for any claim, liabilities, losses, damages or expenses pursuant to clause (B) of the preceding sentence which are finally judicially determined by a court of competent jurisdiction (not subject to further review) to have resulted primarily from the Company's willful misconduct or gross negligence. Peck also agrees that neither the Company nor any other Indemnified Person shall have any liability to Peck for or in connection with such engagement except for any such liability for claims, liabilities, losses, damages, or expenses incurred by Peck

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which is finally judicially determined to have resulted primarily from the
Company's willful misconduct or gross negligence.

      In order to provide for just and equitable contribution, if a claim for indemnification is made pursuant to these provisions but is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification is not available for any reason even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and Peck on the other hand, shall contribute to such claim, liability, loss, damage or expense for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Peck on the other hand, in connection with the actions contemplated by the engagement, subject to the limitation that in any event the Peck's aggregate contribution to all losses, claims, damages, liabilities and expenses to which contribution is available hereunder shall not exceed the amount of fees actually received by Peck pursuant to the Agreement.

      The foregoing right to indemnity and contribution shall be in addition to any rights that Peck or any other Indemnified Person may have at common law or otherwise and shall remain in full force and effect following the completion or any termination of Peck's engagement. The Company hereby consents to personal jurisdiction and to service and venue in any court in which any claim which is subject to this agreement is brought against Peck or any other Indemnified Person. Neither termination nor completion of the engagement of Peck referred to above shall affect these provisions which shall remain operative and in full force and effect.

      This agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be fully performed therein, without regard to conflicts of law principles, and this agreement shall otherwise be subject to the provisions of Paragraph 10 of the Agreement.

      Please sign and return an original and one copy of this letter to the undersigned to indicate your acceptance of the terms set forth herein, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and Peck as of the date of the Agreement.

                                                    Sincerely,

                                                    Peck & Grossman LLC

                                                    By:
                                                        ........................
                                                    Name: Jeffrey Rasko
                                                    Title: Manager

Accepted and Agreed

VITAL LIVING, INC.


By: ...........................


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Name:  Brad Edson
Title: Chief Executive Officer

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